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                                                                     EXHIBIT 3.1


                           SECOND AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                            PROFESSIONALS GROUP, INC.


         The following Second Amended and Restated Articles of Incorporation supersede the Articles of Incorporation as amended and/or restated and shall be the Articles of Incorporation for the corporation:


                                    ARTICLE I

         The name of the corporation is Professionals Group, Inc.


                                   ARTICLE II

        The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act, as amended, MCLA Section 450.1181 et seq. (the "Act").


                                   ARTICLE III

         The total authorized shares of capital stock which the corporation shall have authority to issue consisting of shall be 30,000,000 shares. Said shares shall be divided into two classes, with one class consisting of 25,000,000 shares of common stock (the "Common Stock") and the other class consisting of 5,000,000 shares of preferred stock (the "Preferred Stock"). Subject to the Act and these Articles of Incorporation, the board of directors of the corporation is authorized, by resolution of the board of directors, to provide for the issuance of shares of Preferred Stock from time to time in one or more series and to prescribe the designation and relative rights and preferences of each such series. A certificate containing the resolution of the board of directors that establishes and designates a series of shares of Preferred Stock and prescribes the relative rights and preferences of such series (a "Certificate of Designation") shall be filed as contemplated by the Act and, when filed, shall constitute an amendment to these Articles of Incorporation. A series of shares of Preferred Stock established and designated pursuant to a Certificate of Designation shall have only those relative rights and preferences that are expressly set forth in such Certificate of Designation.







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                                   ARTICLE IV

         The address and mailing address of the registered office are as follows: 2600 Professionals Drive, P.O. Box 150, Okemos, Michigan 48805-0150.

         The name of the resident agent at the registered office is Annette E. Flood.


                                    ARTICLE V

         The name and address of the incorporator are as follows:

                  Name                       Residence or Business Address

         Annette E. Flood                    4295 Okemos Road
                                             P.O. Box 2510
                                             Okemos, Michigan 48805-9510


                                   ARTICLE VI

         The duration of the corporation is perpetual.


                                   ARTICLE VII

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for any of the following:

         (a) any breach of the director's duty of loyalty to the corporation or its shareholders;

         (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         (c)      a violation of Section 551(1) of the Act;

         (d) a transaction from which the director derived an improper personal benefit; or

         (e) an act or omission occurring prior to the date this Article VII becomes effective.

         Any repeal, amendment or other modification of this Article VII shall not increase the liability or alleged liability of any director of the corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If the Act is subsequently amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.






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         Subject to any limitations imposed by applicable law, these Articles of
Incorporation or the Bylaws of the corporation, the corporation shall indemnify, and the corporation shall have the power to purchase and maintain insurance on behalf of, any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability (including, without limitation, expenses, attorneys' fees, judgments, fines, settlements, and costs) asserted against such person or incurred by such person in any such capacity or arising out of his or her status as such.


                                  ARTICLE VIII

         Anything in these Articles of Incorporation, the Bylaws of the corporation, or the Act to the contrary notwithstanding, the holders of shares of capital stock of the corporation entitled to cast at least one-third of the votes at any meeting of the shareholders of the corporation shall constitute a quorum at such meeting.


                                   ARTICLE IX

         Any action required or permitted by the Act, these Articles of Incorporation or the Bylaws of the corporation to be taken at an annual meeting or a special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if before or after the action all the shareholders entitled to vote on such action consent in writing. The written consents shall bear the date of signature of each shareholder who signs the consent and shall be delivered to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of such corporate action without a meeting of shareholders shall be given to all shareholders.


                                    ARTICLE X

         At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before such annual meeting. To be properly brought before an annual meeting business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors of the corporation, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors of the corporation, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to and received at the principal executive offices of the corporation,
(i) with respect to the annual meeting of shareholders to be held in 1997, not later than February 1, 1997, and (ii) with respect to any annual meeting of shareholders held after December 31, 1997, not later than 120 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders.

         A special meeting of shareholders may be called at any time by the chairman of the board of the corporation, or the president of the corporation, or by a majority of the members of the board of directors then in office, or by shareholders owning, in the aggregate, not less than 25% of all the shares entitled





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to vote at such special meeting. The method by which such meeting may be called is as follows: Upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the chairman of the board, or the president of the corporation, or by a majority of the members of the board of directors then in office, or by shareholders as above provided, the secretary of the corporation shall prepare, sign and mail the notices requisite to such meeting. At a special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before such special meeting. To be properly brought before a special meeting business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors of the corporation, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors of the corporation, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to and received at the principal executive offices of the corporation, not later than the close of business on the 10th day following that date that is the earlier of (A) the date on which public disclosure of such special meeting is made and (B) the date on which formal notice of such special meeting is first given to shareholders.

         A shareholder's notice to the secretary of the corporation pursuant to this Article X shall set forth as to each matter the shareholder proposes to bring before the annual meeting or a special meeting (i) a brief description of the business desired to be brought before the meeting (including the complete text of any resolutions to be presented at the meeting) and the reasons for conducing such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business,
(iii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring before the meeting each matter specified in the notice, (iv) a description of all arrangements, understandings or relationships between the shareholder and any other person or persons (naming such person or persons) with respect to shares of the capital stock of the corporation or each matter specified in the notice, (v) the class and number of shares of capital stock of the corporation which are beneficially owned by the shareholder, and (vi) any material interest of the shareholder in each matter specified in the notice. Notwithstanding anything in these Articles of Incorporation or the Bylaws of the corporation to the contrary, no business shall be conducted at any annual meeting or special meeting of shareholders except in accordance with the procedures set forth in this Article X. The chairman of the meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article X, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         A shareholder may not participate in an annual meeting or special meeting of shareholders by a conference telephone or by other similar communications equipment.


                                   ARTICLE XI

         Only persons who are nominated in accordance with the procedures set forth in this Article XI shall be eligible for election as directors of the corporation. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders by or at the direction of the board of directors of the corporation or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article XI. Such nominations, other than those made by or at the direction of the board of directors of the





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corporation, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a shareholder's notice shall be delivered to and received at the principal executive offices of the corporation not later than (i) with respect to an election to be held at the annual meeting of shareholders to be held in 1997, not later than February 1, 1997, (ii) with respect to an election to be held at any annual meeting of shareholders held after December 31, 1997, 120 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (iii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the 10th day following that date that is the earlier of (A) the date on which public disclosure of such special meeting is first made and (B) the date on which formal notice of such special meeting is first given to shareholders.

         A shareholder's notice to the secretary of the corporation pursuant to this Article XI shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director of the corporation, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the capital stock of the corporation which are beneficially owned by such person and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors of the corporation, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director of the corporation if elected); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the corporation's books, of such shareholder, (B) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (C) a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (D) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, had the nominee been nominated, or intended to be nominated by the board of directors of the corporation, and (E) a consent signed by each such nominee to serve as a director of the corporation if so elected. At the request of the board of directors of the corporation any person nominated by the board of directors of the corporation for election as a director of the corporation shall furnish to the secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
Article XI. The chairman of the meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed hereby, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                                   ARTICLE XII

         All of the powers of this corporation, insofar as the same may be lawfully vested by these Articles of Incorporation in the board of directors of the corporation, are hereby conferred upon the board of directors of this corporation. In furtherance and not in limitation of such powers the board of directors of the corporation shall have the power to make, adopt, amend, alter, change, add to, and repeal from time to time Bylaws of this corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, amend, alter, change, add to, and repeal Bylaws made by the board of directors





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of the corporation; provided, however, that Bylaws shall not be adopted, amended, altered, changed, added to, or repealed by the shareholders of the corporation except by the vote of the holders of not less than three-quarters of the outstanding shares of capital stock of the corporation entitled to vote thereon and, in the case of any matter on which the holders of shares of any class or series of such capital stock shall be entitled to vote as a class or series, upon the affirmative vote of note less than three-quarters of each such class or each such series, as the case may be; provided further, however, that such three-quarters vote shall not be required for any such adoption, amendment, alteration, change, addition or repeal recommended to shareholders by the affirmative vote of not less than two-thirds of the board of directors of the corporation, and such adoption, amendment, alteration, change, addition, or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the Act.


                                  ARTICLE XIII

         The business and affairs of the corporation shall be managed by or under the direction of a board of directors. Such board of directors shall consist of one director until the date of the corporation's first annual meeting of shareholders (the "Reformation Date"). The corporation's first annual meeting of shareholders shall be held at least one business day prior to the date that the corporation acquires record and beneficial ownership of all of the then issued and outstanding shares of capital stock of PICOM Insurance Company, a Michigan stock insurance company. From and after the Reformation Date, the board of directors of the corporation shall consist of not less than nine or more than 18 directors, with the board of directors of the corporation elected on the Reformation Date consisting of such number of directors as is equal to the number of directors elected to the board of directors at the corporation's first annual meeting of shareholders; provided, however, that the exact number of directors shall be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the board of directors of the corporation then in office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors of the corporation. At the corporation's first annual meeting of shareholders, the Class I directors shall be elected for a one-year term, the Class II directors shall be elected for a two-year term, and the Class III directors shall be elected for a three-year term. At each succeeding annual meeting of shareholders, beginning with the corporation's annual meeting of shareholders held in the first full calendar year following the date of the corporation's first annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

         If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the board of directors of the corporation and any newly created directorships are filled by the board of directors of the corporation, the additional directors shall be classified as provided by the board of directors of the corporation.

         A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Newly created directorships resulting from an increase in the number of directors and any vacancy on the board of directors of the corporation may be filled only by the directors by an affirmative vote of a majority of the board of directors of the corporation then in office. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by





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the sole remaining director. A director elected by the board of directors of the corporation to fill a vacancy shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual meeting or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of these Articles of Incorporation applicable thereto, except that the directors so elected by any one or more classes or series of Preferred Stock shall not be divided into classes pursuant to this Article XIII, and the terms of office of the directors so elected by any one or more classes or series of Preferred Stock shall expire at the next succeeding annual meeting of shareholders.

         Notwithstanding anything contained in these Articles of Incorporation or the Bylaws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, in these Articles of Incorporation or in the Bylaws of the corporation), any director or the entire board of directors of the corporation may be removed at any time only for cause.


                                   ARTICLE XIV

         Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the corporation, may, at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be redeemed by the corporation at the fair value of the shares.

         After an acquiring person statement has been filed and after the meeting at which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares are subject to redemption by the corporation at the fair value of the shares unless the shares are accorded full voting rights by the shareholders pursuant to Section 798 of the Act.

         A redemption of shares by the corporation pursuant to this Article XIV shall be made upon election to redeem by the board of directors of the corporation. Written notice of the election shall be sent to the acquiring person within seven days after the election is made. The determination of the board of directors of the corporation as to fair value shall be conclusive. Payment shall be made for the control shares subject to redemption within 30 days after the election to redeem is made at a date and place selected by the board of directors of the corporation . The board of directors of the corporation may adopt additional procedures to accomplish a redemption.

         This Article XIV is adopted pursuant to Section 799 of the Act, and the terms used in this Article XIV shall have the meanings of the terms in Section 799 of the Act.


                                   ARTICLE XV

         When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the





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corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.


                                   ARTICLE XVI

         When considering a corporate combination or disposition within the meaning of Chapter 7 of the Act, or any similar transaction, the board of directors of the corporation, committees of the board of directors of the corporation, individual directors and individual officers may, in considering the best interests of the corporation and its shareholders, to the extent permitted by Michigan law, consider the effects of any such transaction upon the employees, customers and suppliers of the corporation and its subsidiaries, and upon communities in which offices of the corporation and its subsidiaries are located.

                                  ARTICLE XVII

         Notwithstanding anything contained in these Articles of Incorporation or the Bylaws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, in these Articles of Incorporation, or in the Bylaws of the corporation), neither this Article XVII nor Articles VII, VIII, IX, X, XI, XII, XIII or XIV, of these Articles of Incorporation shall be amended, altered, changed, added to or repealed, in any respect, nor shall any provision which will either (i) have the effect of modifying or permitting circumvention of this Article XVII or Articles VII, VIII, IX, X, XI, XII, XIII or XIV, of these Articles of Incorporation or (ii) establish cumulative voting in the election of directors of the corporation be adopted and added to these Articles of Incorporation, except upon the affirmative vote of not less than three-quarters of the shares of capital stock of the corporation issued and outstanding entitled to vote thereon and, in the case of any matter on which the holders of shares of any class or series of such capital stock shall be entitled to vote as a class or series, upon the affirmative vote of not less than three-quarters of each such class or each such series, as the case may be.

         Subject to the provisions of these Articles of Incorporation, the corporation reserves the right to amend any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.